SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2006

SUPERVALU INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5418	41-0617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 828-4000
Registrant’s telephone number, including area code

n/a

(Former Name and Address,

If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 22, 2006, SUPERVALU INC. (the “Company”), Albertson’s, Inc. (“Albertson’s”), a consortium of investors including Cerberus Capital Management, L.P., Kimco Realty Corporation, Lubert-Adler Management, Inc. and Schottenstein Stores Corporation (such investors collectively, the “Cerberus Group”), and CVS Corporation (“CVS”) entered into a series of agreements, pursuant to which, among other things, Albertson’s agreed to transfer assets and certain liabilities that relate to its standalone drug stores to CVS and to transfer assets and liabilities that are located in certain metro areas to the Cerberus Group, after which Albertson’s remaining business will be combined with Supervalu’s business by way of a series of mergers (the “Transactions”).

On January 23, the Company issued a press release and a number of additional public statements detailing the Transactions. A copy of the press release and other public statements are included herein as Exhibits 99.1 through 99.8. These materials are incorporated herein by reference and the foregoing description of the Transactions is qualified in its entirety by reference to such materials.

The information required by Items 1.01, 2.01 and 2.05 will be filed in a separate Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a	)	Not applicable.

(b	)	Not applicable.

(c	)	Exhibits

Exhibit No.	Document Designation
99.1	News Release dated January 23, 2006.

99.2	Investor Presentation, dated January 23, 2006.

99.3	Script of Employee Announcement, dated January 23, 2006.

99.4	Letter to Employees, dated January 23, 2006.

99.5	Letter to Retailers, dated January 23, 2006.

99.6	Letter to Vendors, dated January 23, 2006.

99.7	The New SUPERVALU Fact Sheet, dated January 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2006

SUPERVALU INC.

By:	/s/ John Breedlove
Name:	John P. Breedlove, Esq.
Title:	Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated January 23, 2006.

99.2	Investor Presentation, dated January 23, 2006.

99.3	Script of Employee Announcement, dated January 23, 2006.

99.4	Letter to Employees, dated January 23, 2006.

99.5	Letter to Retailers, dated January 23, 2006.

99.6	Letter to Vendors, dated January 23, 2006.

99.7	The New SUPERVALU Fact Sheet, dated January 23, 2006.